UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2019

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2019, Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary, Screen Media Ventures, LLC, as co-borrowers (“Borrowers”) and certain of its and their direct and indirect subsidiaries as guarantors (“Guarantors” and together with the Borrowers, “Obligors”) entered into an amended and restated loan and security agreement (“Amended and Restated Loan Agreement”) with Patriot Bank N.A. as lender (“Lender”). Under the Amended and Restated Loan Agreement, the Borrowers’ outstanding $5,000,000 term loan and $3,500,000 line of credit were consolidated and combined into a term loan in the original principal amount of $16,000,000 (the “Loan”). The Loan is evidenced by a consolidated, amended and restated term promissory note (the “Note”).

Subject to the terms of the Note, the Loan bears interest, payable monthly in arrears, at a fixed rate of 5.75% per annum. The outstanding principal amount of the Loan is repayable in consecutive monthly installments in equal amounts of $266,666.67, plus interest, commencing on October 1, 2019 and continuing on the same date of each subsequent month thereafter during the term of the Loan. The Loan matures on September 1, 2024.

The obligations of the Borrowers under the Amended and Restated Loan Agreement are secured by first priority security interests granted to the Lender on all of the Borrowers’ and Guarantors’ tangible and intangible property, including contracts and contract rights, accounts receivable, and intellectual property.

Pursuant to the Amended and Restated Loan Agreement, at closing the Company paid to Lender an aggregate of approximately $178,000, representing (i) a commitment fee of $85,000, (ii) a payment of approximately $25,555 of interest due on the Loan for the 9 days of the month of August 2019, and (iii) fees of Lender’s counsel.

The Amended and Restated Loan Agreement and other loan documents contain customary representations and warranties and affirmative and negative covenants, including covenants that restrict the Obligors’ ability to, among other things, create certain liens, make certain types of borrowings and engage in certain mergers, acquisitions, consolidations, asset sales and affiliate transactions. Under the Amended and Restated Loan Agreement, Borrowers are required to maintain a minimum debt service coverage ratio of 1.25 to 1.0. The Amended and Restated Loan Agreement provides for customary events of default, including, among other things, the transfer of assets from, or making of any loan or advance by, an Obligor to a non-Obligor subsidiary, or if a dissolution, merger, consolidation, winding up or reorganization of an Obligor occurs. The Loan may be accelerated upon the occurrence of an event of default and the Lender may take possession of the secured collateral.

The foregoing description of the Amended and Restated Loan Agreement and Note does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Loan and Security Agreement and the Consolidated, Amended and Restated Term Promissory Note, copies of which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1*	Amended and Restated Loan and Security Agreement, dated as of August 22, 2019, by and among Chicken Soup for the Soul Entertainment Inc. and Screen Media Ventures, LLC, as Borrowers, the subsidiaries listed as guarantors on the signature pages thereto as Guarantors, and Patriot Bank, N.A., as Lender.

10.2	Consolidated, Amended and Restated Term Promissory Note, dated as of August 22, 2019, by each of Chicken Soup for the Soul Entertainment Inc. and Screen Media Ventures, LLC, as Maker, in favor of Patriot Bank, N.A., as Lender.

 *The schedules to the Amended and Restated Loan Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Chicken Soup for the Soul Entertainment Inc. agrees to furnish supplementally a copy of such schedules, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2019	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer